                                                                    Exhibit 4(k)

                                                                  EXECUTION COPY

                                  REAFFIRMATION

          Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Fifth Amended and Restated Credit Agreement dated as of August 3, 2004 by and among CMS ENERGY CORPORATION (the "COMPANY") and CMS ENTERPRISES COMPANY ("ENTERPRISES"), the financial institutions from time to time party thereto (the "LENDERS"), and CITICORP USA, INC., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.

          As used herein, (i) "ENTERPRISES PLEDGE SUPPLEMENT" means the Pledge Supplement to the Pledge Agreement (as defined below), dated as of November 1, 2002, made by Enterprises, a Michigan corporation, in favor of the Collateral Agent (as defined therein); (ii) "CMSGTC PLEDGE SUPPLEMENT" means the Pledge Supplement to the Pledge Agreement (as defined below), dated as of November 1, 2002, made by CMS Gas Transmission Company, a Michigan corporation ("CMSGTC"), in favor of the Collateral Agent (as defined therein); (iii) "CMSGC PLEDGE SUPPLEMENT" means the Pledge Supplement to the Pledge Agreement (as defined below), dated as of November 1, 2002, made by CMS Generation Co., a Michigan corporation ("CMSGC"), in favor of the Collateral Agent (as defined therein);
(iv) "CMSIV PLEDGE SUPPLEMENT" means the Pledge Supplement to the Pledge Agreement (as defined below), dated as of December 8, 2003, made by CMS International Ventures, L.L.C., a Michigan limited liability company ("CMSIV"), in favor of the Collateral Agent (as defined therein) and (v) "CMSEG PLEDGE SUPPLEMENT" means the Pledge Supplement to the Pledge Agreement (as defined below), dated as of December 8, 2003, made by CMS Electric & Gas, L.L.C. ("CMSEG"), a Michigan limited liability company, in favor of the Collateral Agent (as defined therein).

          Without in any way establishing a course of dealing by any Agent or any Lender, the Company:

          (a) reaffirms the grant of a security interest pursuant to that certain Third Amended and Restated Pledge and Security Agreement, dated as of December 8, 2003, made by the Company in favor of the Collateral Agent (as defined therein) on behalf of and for the ratable benefit of the Lenders (the "SECURITY AGREEMENT") and

          (b) hereby grants a security interest to the Collateral Agent, in all of the Company's right, title and interest, whether now owned or hereinafter acquired, in the Collateral (as defined in the Security Agreement) to secure the Secured Obligations (as defined in the Security Agreement).

          Without in any way establishing a course of dealing by any Agent or any Lender, each of Enterprises and the other entities that are signatories hereto (other than the Company):

          (a) reaffirms the grant of a security interest pursuant to that certain Pledge and Security Agreement, dated as of July 12, 2002, made by Enterprises and each other Grantor (as defined therein) in favor of the Collateral Agent (as defined therein) on behalf of and for the ratable benefit of the Lenders (the "PLEDGE AGREEMENT");

          (b) hereby grants a security interest to the Collateral Agent, in all of such Grantor's right, title and interest, whether no owner or hereinafter acquired, in the Collateral (as defined in the Pledge Agreement) to secure the Obligations (as defined in the Pledge Agreement);

          (c) in the case of Enterprises, hereby grants a security interest to the Collateral Agent, in all of its right, title and interest, whether no owner or hereinafter acquired, in the collateral described on Schedule I to the Enterprises Pledge Supplement;

          (d) in the case of CMSGTC, hereby grants a security interest to the Collateral Agent, in all of its right, title and interest, whether no owner or hereinafter acquired, in the collateral described on Schedule I to the CMSGTC Pledge Supplement;

          (e) in the case of CMSGC, hereby grants a security interest to the Collateral Agent, in all of its right, title and interest, whether no owner or hereinafter acquired, in the collateral described on Schedule I to the CMSGC Pledge Supplement;

          (f) in the case of CMSIV, hereby grants a security interest to the Collateral Agent, in all of its right, title and interest, whether no owner or hereinafter acquired, in the collateral described on Schedule I to the CMSIV Pledge Supplement;

          (g) in the case of CMSEG, hereby grants a security interest to the Collateral Agent, in all of its right, title and interest, whether no owner or hereinafter acquired, in the collateral described on Schedule I to the CMSEG Pledge Supplement;

          (h) in the case of each Guarantor, reaffirms its unconditional guaranty of the Obligations pursuant to the Guaranty and

          (i) acknowledges and agrees that each such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the Security Agreement, the Pledge Agreement and the Guaranty shall be a reference to the Credit Agreement as the same may from time to time hereafter be amended, modified or restated.

     IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CMS ENERGY CORPORATION


By: /s/ Laura L. Mountcastle
    -----------------------------------
    Its: Authorized Representative


CMS ENTERPRISES COMPANY                   CMS GENERATION CO.


By: /s/ Laura L. Mountcastle              By: /s/ Laura L. Mountcastle
    -----------------------------------       ----------------------------------
    Its: Authorized Representative            Its: Authorized Representative


CMS GAS TRANSMISSION COMPANY              CMS CAPITAL, L.L.C.


By: /s/ Laura L. Mountcastle              By: /s/ Laura L. Mountcastle
    -----------------------------------       ----------------------------------
    Its: Authorized Representative            Its: Authorized Representative


CMS ELECTRIC & GAS, L.L.C.                CMS INTERNATIONAL
(formerly known as CMS Electric and       VENTURES, L.L.C.
Gas Company)


By: /s/ Laura L. Mountcastle              By: /s/ Laura L. Mountcastle
    -----------------------------------       ----------------------------------
    Its: Authorized Representative            Its: Authorized Representative


CMS ENERGY RESOURCE                       DEARBORN INDUSTRIAL
MANAGEMENT COMPANY                        GENERATION, L.L.C.


By: /s/ Laura L. Mountcastle              By: /s/ Laura L. Mountcastle
    -----------------------------------       ----------------------------------
    Its: Authorized Representative            Its: Authorized Representative


CMS GENERATION MICHIGAN                   DEARBORN INDUSTRIAL
POWER L.L.C.                              ENERGY, L.L.C.


By: /s/ Laura L. Mountcastle              By: /s/ Laura L. Mountcastle
    -----------------------------------       ----------------------------------
    Its: Authorized Representative            Its: Authorized Representative

                    [SIGNATURE PAGE 1 OF 2 TO REAFFIRMATION]

AGREED AND ACKNOWLEDGED as of the date first written above.

CITICORP USA, INC., as Collateral
Agent


By: /s/ Dale R. Goncher
    -----------------------------------
    Its:

                    [SIGNATURE PAGE 2 OF 2 TO REAFFIRMATION]